EXHIBIT 21

CNB FINANCIAL CORPORATION

Form 10-K For The Year Ended December 31, 2005

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation or Organization

County National Bank	National Banking Association
Incorporated in Pennsylvania

CNB Investment Corporation	Investment Holding Company
Incorporated in Delaware

CNB Securities Corporation	Investment Holding Company
Incorporated in Delaware

County Reinsurance Company	Reinsurance Company
Incorporated in Arizona

Holiday Financial Services Corporation	Consumer Loan Company
Incorporated in Pennsylvania

CNB Insurance Agency	Insurance & Annuity Agency
Incorporated in Pennsylvania